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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in the registration statement on Form S-4 of our report dated December 2, 1998 on our audit of the financial statements of HealthCore Medical Solutions, Inc. as at September 30, 1998 and for each of the years in the two-year period ended September 30, 1998. We also consent to the reference to our firm under the caption "Selected Financial Data" and "Experts."


/s/ Richard A. Eisner & Company, LLP
Florham Park, New Jersey
September 16, 1999